n e w s    r e l e a s e
DR. BRUCE CARTER JOINS QLT’S BOARD OF DIRECTORS
QLT founder, Dr. Julia Levy, retires from QLT’s Board and becomes Director Emerita

For Immediate Release	November 28, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that Dr. Bruce Carter has been appointed to its board of directors. Concurrent with the addition of Dr. Carter to the board of directors, Dr. Julia Levy is retiring from the board and becoming Director Emerita. Dr. Levy will continue to be actively involved in QLT’s Scientific Advisory Board.
“As co-founder and former President and Chief Executive Officer of QLT, Julia has played a significant role in the success of QLT, in particular with respect to the successful development of Visudyne®,” said Boyd Clarke, Chairman and Director of QLT Inc. “Through her work, she has helped improve the lives of people worldwide. We are grateful for her accomplishments and look forward to her ongoing contributions to QLT through her involvement on our Scientific Advisory Board.”
Bruce Carter, Ph.D., is Chairman of the Board, President and Chief Executive Officer of ZymoGenetics, a biopharmaceutical company in Seattle, Washington. Dr. Carter was appointed Chairman of the Board in April 2005 and has been ZymoGenetics’ Chief Executive Officer since April 1998. Dr. Carter first joined ZymoGenetics in 1986 as Vice President of Research and Development. In 1994, he was chosen as Corporate Executive Vice President and Chief Scientific Officer for Novo Nordisk A/S, the former parent company of ZymoGenetics. He was elected to the board of ZymoGenetics in 1987 and was appointed Chairman of the Board and President of that company in 1998. Dr. Carter led the negotiations that established ZymoGenetics as an independent company from Novo Nordisk in 2000. Dr. Carter held various positions of increasing responsibility at G.D. Searle & Co., Ltd. from 1982 to 1986 and was a lecturer at Trinity College, University of Dublin from 1975 to 1982. Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.
“We are very pleased to welcome Dr. Carter to QLT’s board of directors,” said Boyd Clarke. “Bruce brings over 25 years of pharmaceutical business experience and leadership skills to this role and we look forward to benefiting from his expertise as we continue to work with management in achieving our strategic goals.”

About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Therese Hayes or Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, and constitute “forward-looking information” of QLT within the meaning of applicable Canadian securities legislation, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements are only predictions and actual events or results may differ materially. These statements include the risk that we may not be able to implement our strategic goals. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements are described in detail in QLT’s Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.